                                                                     EXHIBIT 16





[MACKIE, REID & COMPANY, PA LOGO]






                                 July 24, 1997



Securities and Exchange Commission
Washington, D.C. 20549


RE: Energy Optics, Inc. File #0-10841



Gentlemen:

We were previously engaged as primary auditors and accountants for Energy Optics, Inc. for the two most recent years. We no longer serve as auditors for Energy Optics, Inc.

We have read the Company's statements included under item 4 of Form 8-k and we agree with those statements.

                                        Sincerely,

                                        /s/ DANIEL E. MACKIE

                                        Daniel E. Mackie
                                        Mackie, Reid & Company







cc: Energy Optics, Inc.